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Exhibit 5.1

June 2, 2014

Emerge Energy Services LP
180 State Street
Suite 225
Southlake, Texas 76092

  Re:
  Emerge Energy Services LP Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Emerge Energy Services LP, a Delaware limited partnership (the "Partnership") and Emerge Energy Services Finance Corporation, a Delaware corporation ("Finance Corp." and, together with the Partnership, the "Issuers"), and the entities listed on Schedule I hereto (collectively, the "Guarantors"), in connection with the filing on the date hereof with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), including a base prospectus (the "Prospectus"), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"), under the Securities Act of 1933, as amended (the "Act").

        The Prospectus as supplemented by various Prospectus Supplements will provide for the offering and sale of (i) one or more series of the Issuers' debt securities (the "Debt Securities") to be issued pursuant to an Indenture to be entered into among the Issuers, the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee, a form of which is attached as Exhibit 4.1 to the Registration Statement, and one or more supplemental indentures thereto (collectively, the "Indenture"); (ii) guarantees of the Debt Securities (the "Guarantees") by the Guarantors; and (iii) common units representing limited partner interests of the Partnership (the "Common Units"). The Debt Securities, the Guarantees and the Common Units are collectively referred to as the "Securities."

        This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the enforceability of the Debt Securities and the validity of the Common Units.

June 2, 2014

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Issuers, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

          (1)   When the Indenture has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of the Issuers and the Guarantors and duly executed and delivered, and when the specific terms of a particular Debt Security and the Guarantees have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of the Issuers and the Guarantors, and such Debt Security and such Guarantees have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement by such corporate, limited liability company or limited partnership action, as applicable (i) such Debt Security will be a legally valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms; and (ii) each Guarantee will be a legally valid and binding obligation of the Guarantor party thereto, enforceable against such Guarantor in accordance with its terms.

          (2)   When an issuance of Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, and any related Prospectus Supplement by such limited partnership action, such Common Units will be validly issued and, under the Delaware Revised Uniform Limited Partnership Act, purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

        Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or

June 2, 2014

priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

        With your consent, we have assumed (a) that the Indenture, the Debt Securities and the Guarantees (collectively, the "Documents") will be governed by the internal laws of the State of New York, (b) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Issuers and the Guarantors, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Validity of the Securities." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ LATHAM & WATKINS LLP

Schedule I
Delaware Guarantors
Allied Renewable Energy, LLC
Direct Fuels LLC
Emerge Energy Distributors Inc.
Emerge Energy Services Operating LLC
 Texas Guarantor
Superior Silica Sands LLC
 Alabama Guarantor
Allied Energy Company LLC

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  Exhibit 5.1